EXHIBIT 99.1

For information contact:
Investor Relations: Rick Wadsworth, 519 729 7998 or ir@mdsi.ca
Media Relations: Robin Jones, 604 207 6111 or rjones@mdsi.ca

NEWS RELEASE

MDSI’s 2003 Results Show Strong Revenue Growth, Cash Flow and Cost Control

Richmond, B.C. (February 26, 2004) – MDSI Mobile Data Solutions Inc. (Nasdaq: MDSI; TSX: MMD), the leading provider of mobile workforce management solutions, grew revenue 24 percent in 2003 and generated 59 cents per fully diluted share in cash. However, earnings for the year and Q4 2003 were affected by non-cash charges, most notably a 34-cent per fully diluted share expense relating to the settlement of the company’s legal claim with Citizens Communications, as previously announced.

During Q4 2003, MDSI recorded revenue of $12.1 million (Q4 2002: $11 million) and lost 25 cents per fully diluted share (Q4 2002: 2 cents profit per fully diluted share). The Q4 2003 loss included non-cash charges totaling 36 cents per fully diluted share, attributable to provisions for doubtful accounts, 94% of which pertained to the settlement with Citizens Communications. The loss also included 5 cents per fully diluted share in expenses attributable to the company’s strategic review process. During Q4 2003, MDSI’s cash from operating activities was $1.6 million (19 cents per fully diluted share) and in total cash increased $1.1 million (14 cents per fully diluted share) over the quarter.

For the year, MDSI grew revenue 24 percent, to $47.4 million (2002: $38.2 million), and lost 44 cents per fully diluted share (2002: 23 cents loss per fully diluted share). The loss included non-cash charges totaling 37 cents per fully diluted share, attributable to provisions for doubtful accounts, 92% of which pertained to the settlement with Citizens Communications. The loss also included 16 cents per fully diluted share in expenses attributable to the company’s strategic review process. During 2003, the company’s cash from operating activities was $7.4 million (90 cents per fully diluted share) and in total increased $4.8 million (59 cents per fully diluted share) over the year.

Erik Dysthe, MDSI’s President, CEO and Chairman, stated, “We grew revenues aggressively in 2003 and generated a substantial amount of cash in the process. Our earnings do not reflect that underlying strength, primarily as a result of the settlement of our claim with Citizens Telecommunications. Also, despite keeping our costs in line with the previous year, the weakness of the US dollar through much of 2003 substantially increased the reported value of our largely Canadian dollar-denominated expense base.”

MDSI’s gross margin in Q4 2003 was 53% (Q4 2002: 56%), which was reduced by 1% (Q4 2002 0%) as a result of recognizing on a gross basis (in accordance with GAAP) $224,000 of certain out-of-pocket expenses and revenue from third party integrators, that have zero margin. For fiscal 2003, MDSI’s gross margin was 51% (2002: 55%), which was similarly reduced by 3% (2002 0%) as a result of recognizing on a gross basis the zero-margin business.

During Q4 2003, MDSI continued its strong cost control. Research and development, sales and marketing, and general and administrative expenses were $1.5 million (Q4 2002: $1.3 million), $2.2 million (Q4 2002: $3.0 million), and $1.5 million (Q4 2002: $1.6 million), respectively. For the year, research and development, sales and marketing, and general and administrative expenses were $5.5 million (2002: $5.5 million), $10.5 million (2002: $12.4 million), and $6.6 million (2002: $6.2 million), respectively.

MDSI maintained a strong balance sheet during the quarter. At December 31, 2003, the Company’s cash balance was $15.8 million (December 31, 2002: $11.0 million) and its current ratio was 1.4 (December 31, 2002: 1.5). The company has no long-term debt.

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Looking forward to Q1 2004, MDSI expects revenues of approximately $11 million and a break-even bottom line. The revenue forecast includes an estimate for $400,000 of zero-margin business to be recognized under GAAP, which has no effect on MDSI’s earnings. During 2004, MDSI expects to invest additional funds in research and development to develop new products and product extensions that approximately double the number of potential user’s of MDSI’s products.

All figures are unaudited, in US dollars and according to US GAAP. Unaudited, condensed consolidated financial statements are presented below.

About MDSI
MDSI is the largest, most successful and experienced provider of mobile workforce management software in the world. MDSI’s software improves customer service and relationships and reduces operating costs by allowing companies to manage field resources more effectively. Headquartered in Richmond, BC, Canada, MDSI was founded in 1993 and has approximately 350 employees. The company has operations and support offices in the United States, Canada, Europe and Australia. MDSI services approximately 100 customers and has licensed more than 80,000 field service users around the world. MDSI is a public company traded on the Toronto Stock Exchange (MMD) and on NASDAQ (MDSI). www.mdsi-advantex.com.

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This press release contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements in this release include statements regarding: MDSI’s expectations regarding the amount and timing of revenues and earnings in future periods; MDSI’s expectations regarding the mix of revenues in future periods; MDSI’s expectations regarding the amount and timing of research and development expenses, and the benefit to MDSI of such expenses; MDSI’s expectations regarding the amount and adequacy of its cash reserves in future periods; and MDSI’s expectations regarding the amount of expenses in future periods. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties such as: the possibility that our potential customers will defer purchasing decisions due to economic, political or other conditions or will purchase products offered by our competitors; risks associated with litigation and the expenses associated with such litigation; the failure of MDSI to maintain anticipated levels of expenses in future periods and the risk that cost reduction efforts may adversely affect the ability of MDSI to achieve its business objectives; the risks associated with the collection of accounts receivable; the risks associated with technical difficulties or delays in product introductions and improvements; product development, product pricing or other initiatives of MDSI’s competitors; and other risks and uncertainties detailed in MDSI’s most recent Annual Report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. MDSI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MDSI MOBILE DATA SOLUTIONS INC.
Condensed Consolidated Statements of Operations
(Expressed in United States dollars)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002

REVENUE
Software and services	$ 7,363,566	$ 8,016,700	$ 28,931,932	$ 24,676,534
Maintenance and support	4,229,799	2,636,999	13,976,154	11,054,550
Third party products and services	537,574	356,456	4,476,503	2,480,368

	12,130,939	11,010,155	47,384,589	38,211,452
DIRECT COSTS	5,741,280	4,897,257	23,362,608	17,019,346

GROSS PROFIT	6,389,659	6,112,898	24,021,981	21,192,106

OPERATING EXPENSES
Research and development	1,490,441	1,268,855	5,512,706	5,505,810
Sales and marketing	2,228,205	3,025,695	10,496,644	12,381,679
General and administrative	1,503,031	1,557,458	6,551,205	6,237,194
Strategic expenses	450,000	--	1,275,120	--
Provision for doubtful accounts, net of
recoveries	2,959,860	--	3,069,860	--

	8,631,537	5,852,008	26,905,535	24,124,683

OPERATING (LOSS) INCOME	(2,241,878)	260,890	(2,883,554)	(2,932,577)

OTHER INCOME (EXPENSE)	234,948	40,215	(307,404)	272,988

(LOSS) INCOME FROM CONTINUING OPERATIONS
BEFORE TAX PROVISION	(2,006,930)	301,105	(3,190,958)	(2,659,589)
PROVISION FOR (RECOVERY OF) INCOME TAXES	59,370	168,920	451,785	(612,952)

NET (LOSS) INCOME FOR THE PERIOD BEFORE
DISCONTINUED OPERATIONS	(2,066,300)	132,185	(3,642,743)	(2,046,637)
INCOME FROM DISCONTINUED OPERATIONS	--	--	--	121,031

NET (LOSS) INCOME FOR THE PERIOD	(2,066,300)	132,185	(3,642,743)	(1,925,606)

DEFICIT, BEGINNING OF PERIOD	(27,852,795)	(26,408,537)	(26,276,352)	(24,350,746)

DEFICIT, END OF PERIOD	$(29,919,095)	$(26,276,352)	(29,919,095)	(26,276,352)

(Loss) Earnings per common share
(Loss) Earnings from continuing operations
Basic	$ (0.25)	$ 0.02	$ (0.44)	$ (0.24)

Diluted	$ (0.25)	$ 0.02	$ (0.44)	$ (0.24)

Net (Loss) Earnings
Basic	$ (0.25)	$ 0.02	$ (0.44)	$ (0.23)

Diluted	$ (0.25)	$ 0.02	$ (0.44)	$ (0.23)

Weighted average shares outstanding
Basic	8,209,756	8,176,327	8,200,676	8,480,235

Diluted
	8,209,756	8,196,589	8,200,676	8,480,235

MDSI MOBILE DATA SOLUTIONS INC.
Condensed Consolidated Balance Sheets
(Expressed in United States dollars)
(Unaudited)

	As at
	December 31,	December 31,

	2003	2002

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 15,827,043	$ 11,016,945
Accounts receivable, net
Trade (net of allowance for doubtful accounts $2,836,074;
2002 - $2,506,614)	8,610,846	6,705,088
Unbilled	2,446,271	4,675,112
Prepaid expenses and other assets	1,838,425	1,552,236

	28,722,585	23,949,381
CAPITAL ASSETS, NET	7,990,457	9,798,087
LONG TERM ACCOUNTS RECEIVABLE	--	2,749,860
LONG TERM DEFERRED TAXES	357,628	533,628

TOTAL ASSETS	$ 37,070,670	$ 37,030,956

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 1,786,665	1,777,465
Accrued liabilities	4,677,980	3,300,113
Income Taxes Payable	917,183	602,717
Deferred revenue	11,560,446	7,899,034
Current obligations under capital lease	1,204,269	2,073,906

	20,146,543	15,653,235

OBLIGATIONS UNDER CAPITAL LEASES	982,016	1,913,538

TOTAL LIABILITIES	21,128,559	17,566,773

STOCKHOLDERS' EQUITY
Common stock	44,329,182	44,208,511
Additional paid-up capital	2,222,128	2,222,128
Deficit	(29,919,095)	(26,276,352)
Comprehensive Income	(690,104)	(690,104)

	15,942,111	19,464,183

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 37,070,670	$ 37,030,956

MDSI MOBILE DATA SOLUTIONS INC.
Condensed Consolidated Statements Of Cash Flows
(Expressed in United States dollars)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income from continuing operations	$(2,066,300)	$ 132,185	$(3,642,743)	$(2,046,637)
Items not affecting cash:
Depreciation, amortization and provision for
valuation of intangible assets	576,189	757,240	2,726,208	2,706,987
Deferred income taxes	6,000	(6,966)	176,000	(183,659)
Write down in value of long term receivable	2,749,860	--	2,749,860	--
Changes in non-cash operating working capital
items	328,953	134,315	5,399,839	1,828,620

Net cash provided by operating activities	1,594,702	1,016,774	7,409,164	2,305,311

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of Common Shares	40,771	763	120,671	277,982
Repayment of capital leases	(414,699)	(464,035)	(1,801,159)

Net cash used in financing activities	(373,928)	(463,272)	(1,680,488)	(1,711,662)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of capital assets	(94,419)	(816,114)	(918,578)	(2,178,732)

Net cash used in investing activities	(94,419)	(816,114)	(918,578)	(2,178,732)

Net cash provided by (used for) continuing	1,126,355	(262,612)	4,810,098	(1,585,083)
operations
Net cash used by discontinued operations	--	--	--	(574,030)

NET CASH INFLOW (OUTFLOW)	1,126,355	(262,612)	4,810,098	(2,159,113)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	14,700,688	11,279,557	11,016,945	13,176,078

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 15,827,043	$ 11,016,945	$ 15,827,043	$ 11,016,965